                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                EXCHANGE ACT OF 1934 (AMENDMENT NO.           )

     Filed by the Registrant [X]

     Filed by a Party other than the Registrant [ ]

     Check the appropriate box:
     [ ] Preliminary Proxy Statement       [ ] Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
     [X] Definitive Proxy Statement
     [ ] Definitive Additional Materials
     [ ] Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

                                ERGOBILT INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
     [X] No fee required.
     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(l) and
         0-11.

     (1) Title of each class of securities to which transaction applies:


--------------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:


--------------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):


--------------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:


--------------------------------------------------------------------------------
     (5) Total fee paid:

     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:


--------------------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:


--------------------------------------------------------------------------------
     (3) Filing Party:


--------------------------------------------------------------------------------
     (4) Date Filed:


--------------------------------------------------------------------------------

                                 ERGOBILT, INC.
                              9244 MARKVILLE DRIVE
                            DALLAS, TEXAS 75243-4404

Dear Fellow Shareholders:

     You are cordially invited to attend the Annual Meeting of Shareholders (the "Annual Meeting") of ErgoBilt, Inc. ("ErgoBilt" or the "Company") which will be held on Friday, December 19, 1997, at 10:00 a.m., local time, at the Company's principal executive offices in Dallas, Texas.

     At the Annual Meeting, you will be asked to consider and vote upon the following proposals: (i) the election of eight directors of the Company, (ii) the approval of the amendment to the Company's 1996 Stock Option Plan to increase the number of shares of Common Stock reserved for issuance thereunder from 400,000 to 1,000,000, and (iii) the ratification of KPMG Peat Marwick LLP as independent auditors of the Company for the year ended December 31, 1997.

     The enclosed Proxy Statement more fully describes the details of the business to be conducted at the Annual Meeting.

     After careful consideration, the Company's Board of Directors has approved the proposals and recommends that you vote IN FAVOR OF each such proposal.

     After reading the Proxy Statement, please mark, date, sign and return, as soon as possible, the enclosed proxy card in the accompanying reply envelope. If you decide to attend the Annual Meeting, please notify the Secretary of the Company that you wish to vote in person and your proxy will not be voted. YOUR SHARES CANNOT BE VOTED UNLESS YOU SIGN, DATE AND RETURN THE ENCLOSED PROXY, OR ATTEND THE ANNUAL MEETING IN PERSON.

     A copy of the ErgoBilt, Inc. 1996 Annual Report on Form 10-K is also enclosed.

     We look forward to seeing you at the Annual Meeting.

                                            Sincerely yours,

                                            GERARD SMITH
                                            President and Chief Executive
                                            Officer

Dallas, Texas
December 1, 1997

                                   IMPORTANT

PLEASE MARK, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT AT YOUR EARLIEST CONVENIENCE IN THE ENCLOSED POSTAGE-PREPAID RETURN ENVELOPE SO THAT, IF YOU ARE UNABLE TO ATTEND THE ANNUAL MEETING, YOUR SHARES MAY BE VOTED.

                                 ERGOBILT, INC.
             ------------------------------------------------------
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD DECEMBER 19, 1997
             ------------------------------------------------------

     The Annual Meeting of Shareholders (the "Annual Meeting") of ErgoBilt, Inc. ("ErgoBilt" or the "Company") will be held at the Company's principal executive offices at 9244 Markville Drive, Dallas, Texas 75243-4404, on Friday, December 19, 1997, at 10:00 a.m. At the meeting, shareholders will consider and vote upon the following proposals:

          1. To elect eight (8) directors to hold office until the next Annual Meeting of Shareholders and until their respective successors are duly elected and qualified. The nominees are Gerald McMillan, Gerard Smith, William Brown Glenn, Jr., Drew Congleton, Laurence D. King, Mark McMillan,
     W. Barton Munro and William Weed.

          2. To approve an amendment to the Company's 1996 Stock Option Plan (the "1996 Plan") to increase the number of shares of Common Stock reserved for issuance thereunder from 400,000 to 1,000,000.

          3. To ratify the appointment of KPMG Peat Marwick LLP as independent auditors of the Company for the year ending December 31, 1997.

          4. To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

     The record date for determining those shareholders entitled to notice of, and to vote at, the Annual Meeting and any adjournment thereof is October 31, 1997. Accordingly, only shareholders of record at the close of business on that day will be entitled to vote at the meeting, notwithstanding any transfer of shares on the books of the Company after that date.

     A Proxy Statement which contains information with respect to the matters to be voted upon at the meeting and a Proxy Card and return envelope are furnished herewith. Management urges each shareholder to carefully read the Proxy Statement. If you cannot be present personally at the meeting, you are requested to complete and sign the Proxy Card and return it promptly in the envelope enclosed for that purpose.

                                            By Order of the Board of Directors,

                                            WILLIAM BROWN GLENN, JR.
                                            Secretary

Dallas, Texas
December 1, 1997

IT IS DESIRABLE THAT AS MANY OF THE SHAREHOLDERS AS POSSIBLE BE REPRESENTED AT THE MEETING IN PERSON OR BY PROXY. YOU ARE CORDIALLY INVITED TO ATTEND IN PERSON. IF YOU ARE UNABLE TO BE PRESENT AT THE MEETING, OR ARE NOT SURE WHETHER YOU WILL BE, YOU ARE REQUESTED TO SIGN AND RETURN THE ENCLOSED PROXY PROMPTLY SO THAT YOUR SHARES WILL BE REPRESENTED. SIGNING A PROXY AT THIS TIME WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON SHOULD YOU LATER DECIDE TO ATTEND THE MEETING.

                                 ERGOBILT, INC.
             ------------------------------------------------------
                                PROXY STATEMENT
             ------------------------------------------------------

     This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of ErgoBilt, Inc., a Texas corporation, with principal executive offices at 9244 Markville Drive, Dallas, Texas 75243-4404 ("ErgoBilt" or the "Company"), to be voted upon at the Annual Meeting of Shareholders on Friday, December 19, 1997 (the "Annual Meeting") and at any adjournment or adjournments thereof.

     It is anticipated that these proxy materials will be mailed to shareholders on or about December 1, 1997. The Annual Report on Form 10-K of the Company for the fiscal year ended December 31, 1996 will also be mailed to all shareholders entitled to notice of and to vote at the Annual Meeting. The Annual Report is not incorporated into this Proxy Statement and is not considered proxy soliciting material.

                               PURPOSE OF MEETING

     The specific proposals to be considered and acted upon at the Annual Meeting are summarized in the accompanying Notice of Annual Meeting of Shareholders. Each proposal is described in more detail in this Proxy Statement.

             PROXY/VOTING INSTRUCTIONS AND REVOCABILITY OF PROXIES

     When the proxy in the enclosed form is returned, properly executed, the shares represented thereby will be voted at the meeting in accordance with the instructions given by the shareholder. If no instructions are given, the returned proxy will be voted in favor of the election of the nominees named herein as directors and in favor of each of the other proposals. Any shareholder giving a proxy pursuant to this solicitation may revoke it at any time prior to exercise of such proxy by providing written notice of such revocation to the Secretary of the Company at its offices at 9244 Markville Drive, Dallas, Texas 75243-4404, or by providing a duly executed proxy bearing a later date, or by attending the meeting and voting in person.

                        RECORD DATE AND SHARE OWNERSHIP

     Shareholders of record at the close of business on October 31, 1997 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. As of the close of business on the Record Date, the Company had approximately 6,156,000 shares of Common Stock outstanding and entitled to vote and approximately 37 shareholders of record. Each holder of Common Stock is entitled to one vote for each share held as of the Record Date.

                            VOTING AND SOLICITATION

     Every shareholder of record on the Record Date is entitled, for each share held, to one vote on each proposal or item that comes before the meeting. Each shareholder will be entitled to vote for eight nominees in the election of directors, and the eight nominees with the greatest number of votes will be elected. There are no cumulative voting rights.

     The cost of this solicitation will be borne by the Company. The Company may reimburse expenses incurred by brokerage firms and other persons representing beneficial owners of shares in forwarding soliciting materials to beneficial owners. Proxies may be solicited by certain of the Company's directors, officers and regular employees, without additional compensation, personally, by telephone, by facsimile or by telegram. These persons will receive no extra compensation for their services.

     The required quorum for the transaction of business at the Annual Meeting is a majority of the shares of Common Stock issued and outstanding on the Record Date. Shares that are voted "FOR," "AGAINST," or "WITHHELD FROM" a matter are treated as being present at the meeting for purposes of establishing a quorum and are also treated as shares "represented and voting" at the Annual Meeting (the "Votes Cast") with respect to such matter.

     While there is no definitive statutory or case law authority in Texas as to the proper treatment of abstentions, the Company believes that abstentions should be counted for purposes of determining both (i) the presence or absence of the quorum for the transaction of business and (ii) the total number of Votes Cast with respect to a proposal. In the absence of controlling precedent to the contrary, the Company intends to treat abstentions in this manner. Accordingly, abstentions will have the same effect as a vote against a proposal.

     Broker non-votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business, but will not be counted for purposes of determining the number of Votes Cast with respect to a proposal.

                 DEADLINE FOR RECEIPT OF SHAREHOLDER PROPOSALS

     Proposals of shareholders of the Company that are intended to be presented by such shareholders at the Company's 1998 Annual Meeting must be received by the Company, addressed to Secretary, ErgoBilt, Inc., 9244 Markville Drive, Dallas, Texas 75243-4404, no later than January 15, 1998 for inclusion in the proxy statement and form of proxy relating to that meeting. Such proposals must comply with the Bylaws of the Company and the requirements of Regulation 14A of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

     With respect to business to be brought before the Annual Meeting to be held on December 19, 1997, the Company has not received any notices from shareholders that the Company is required to include in this Proxy Statement.

                                 PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

     At the Annual Meeting, eight (8) directors will be elected by the shareholders to serve until the next Annual Meeting and until their successors are elected and qualified, or until their death, resignation or removal. THE BOARD OF DIRECTORS WILL VOTE ALL PROXIES RECEIVED BY THEM IN FAVOR OF THE EIGHT
(8) NOMINEES LISTED BELOW UNLESS OTHERWISE INSTRUCTED IN WRITING ON SUCH PROXY. In the event any nominee is unable to or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for an additional nominee who will be designated by the current Board of Directors to fill the vacancy. As of the date of this Proxy Statement, the Board of Directors is not aware of any nominee who is unable or will decline to serve as director.

     The eight nominees receiving the highest number of votes in person or by proxy at the Annual Meeting will be elected as directors. Certain shareholders of the Company, including Gerard Smith, Gerald McMillan and certain of their affiliates, have entered into a voting agreement (the "Voting Agreement") pursuant to which, among other things, the parties have agreed to vote any and all shares of voting stock of the Company held by them and their affiliates (collectively, the "Voting Shares") to elect Gerald McMillan, Gerard Smith, Drew Congleton and William Brown Glenn, Jr. (the nominee of Dr. Richard Troutman) members of the Board of Directors at each of the Company's 1997, 1998 and 1999 Annual Meetings of Shareholders. In addition, the parties have agreed to vote the Voting Shares to elect W. Barton Munro, William Weed and Robert Faust members of the Board of Directors at the 1997 Annual Meeting of Shareholders. Mr. Faust has declined his nomination for personal reasons. The parties to the Voting Agreement hold in the aggregate 4,169,664 shares, representing 67.7%, of the Company's outstanding capital stock as of the Record Date.

INFORMATION WITH RESPECT TO NOMINEES

     Set forth below is information regarding the nominees, including information furnished by them as to their principal occupation at present and for the last five years, certain other directorships held by them, the year in which each became a director of the Company and their ages as of October 31, 1997:

                NAME                   AGE                     POSITION
                ----                   ---                     --------
Gerald McMillan, Ph.D.(1)............  46    Chairman of the Board and Director
Gerard Smith(1)......................  55    President and Chief Executive Officer of the
                                               Company and Director
William Brown Glenn, Jr.(1)..........  43    Chief Financial Officer, Secretary and
                                             Director
Drew Congleton.......................  35    Director
Laurence D. King(2)..................  43    Director
Mark McMillan........................  43    Director
W. Barton Munro(2)(3)................  55    Director
William Weed(3)......................  67    Director

---------------

(1) Member of the Acquisition Committee

(2) Member of the Audit Committee

(3) Member of the Compensation Committee

     Gerald McMillan, Ph.D., has been Chairman of the Board of Directors of ErgoBilt since its inception in June 1995, and was President from inception to August 1996. He served as Director of Marketing of BodyBilt Seating, Inc., a subsidiary of the Company acquired in February 1997 ("BodyBilt"), from January 1993 to July 1994 and served as a consultant to BodyBilt from August 1994 until the inception of ErgoBilt. He also served as a consultant to BodyBilt during 1991 and 1992. Dr. McMillan taught economics at the University of Dallas Graduate School of Management. He holds a Ph.D., an M.S. and a B.S. in economics from Texas A&M University. Dr. McMillan is the brother of Mark McMillan, a consultant, director and a shareholder of the Company.

     Gerard Smith has served as President and Chief Executive Office of the Company and a director of ErgoBilt since August 1996. In August 1994, Mr. Smith formed Smith & Associates, a marketing consulting firm, where he served as President until August 1996. He also served as Chief Executive Officer of WTA TOUR Players Association, the organization responsible for managing the worldwide women's professional tennis tour, from 1989 to 1994. Mr. Smith previously served as Publisher and Vice Chairman of Newsweek from 1984 to 1989. Mr. Smith was Managing Director of the Los Angeles office of Ogilvy & Mather Advertising from 1978 to 1984. He holds a B.A. in psychology from Seton Hall University.

     William Brown Glenn, Jr. has served as a director of the Company since February 1997 and as Chief Financial Officer since August 1997. Mr. Glenn is principally engaged in private investments. Since 1994, Mr. Glenn has been the Chief Executive Officer of Air Age Services, Inc., a privately-held commercial aircraft maintenance and modification facility. Mr. Glenn was a Senior Vice President of Eastbridge Capital Inc./Eastbridge Asset Management from 1988 to 1994. Eastbridge is a primary dealer to the Federal Reserve and also provides hedge fund management, proprietary trading and investment banking services. Mr. Glenn also has held capital markets and corporate finance positions with Merrill Lynch and Smith Barney, Harris Upham, Co. He holds a B.A. in Business Administration from the University of North Carolina.

     Drew Congleton has served as a director of the Company since February 1997. From February 1997 until August 1997, Mr. Congleton also served as Executive Vice President of the Company and as National Sales Director of BodyBilt and is currently a consultant to BodyBilt. Prior to that, he served as BodyBilt's Vice President since 1994 and as its National Sales Manager and Director of Research and Development since 1988. Mr. Congleton is a member of the Human Factors and Cooperative Research Center for Ergonomics at Texas A&M University. Mr. Congleton holds a B.S. in Organizational Communication from the University of Texas.

     Laurence D. King has not previously served on the Board of Directors of the Company, and is currently a shareholder and managing director of King Griffin & Adamson P.C., a public accounting firm that he founded in 1982. Mr. King is a certified public accountant and a certified fraud examiner. Mr. King obtained a B.S. in Accounting and Quantitative Methods from Babson College.

     Mark McMillan became a director and a consultant of the Company in February 1997. Mr. McMillan has served as President of BodyBilt since July 1997, was a consultant to BodyBilt from February 1997 to July 1997, and served as President of BodyBilt from 1988 to February 1997. He holds a B.A. in Agricultural Economics from Texas A&M University. Mr. McMillan is the brother of Dr. Gerald McMillan, Chairman of the Board, and a shareholder of the Company.

     W. Barton Munro became a director of the Company in February 1997. He has served as a management consultant to BodyBilt for the past two years and has provided tax, legal and financial consulting services to various other clients. Mr. Munro has been Vice President, Smith Diary Queen, Bryan, Texas, since 1991. Mr. Munro served as a tax partner in the Houston office of Peat, Marwick, Mitchell & Co. from 1972 to 1980 and was a Tax Manager in the Dallas office of Price Waterhouse & Co. from 1963 to 1972. Mr. Munro is a certified public accountant and is a member of the Texas Society of Certified Public Accountants. He holds a B.B.A. and a J.D. from Southern Methodist University.

     William Weed became a director of the Company in February 1997. Mr. Weed has been managing partner of Paul Ray Berndtson, a New York executive search firm, since 1987. Prior to that, he was a Director of The Ogilvy Group, Director of Worldwide Accounts and member of the Personnel Committee for Ogilvy & Mather Worldwide and Chairman of Ogilvy & Mather/Europe, all engaged in advertising and marketing. Mr. Weed also serves the American Red Cross of Greater New York as Vice Chairman of the Board and is a member of the Board's executive and nominating committees. He is a trustee emeritus and a former member of the executive committee of the American Academy in Rome, Italy. He holds a B.S. from Carleton College and an M.B.A. from Harvard University.

VOTE REQUIRED; RECOMMENDATION OF THE BOARD OF DIRECTORS

     The eight (8) nominees receiving the highest number of affirmative votes of the shares entitled to be voted for them shall be elected as directors. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum, but have no other legal effect under Texas law. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH NAMED NOMINEE.

BOARD MEETINGS AND COMMITTEES

     The Board of Directors held a total of two meetings and acted by written consent five times during the year ended December 31, 1996. The Company has an Audit Committee, a Compensation Committee and an Acquisition Committee of the Board of Directors, each of which was formed in late 1996. Each incumbent director attended at least 75% of the aggregate number of meetings of the Board of Directors and of the Committees on which such directors served and that were held during the period that such individual was a member of the Board of Directors.

     The functions of the Audit Committee are to make recommendations to the Board of Directors regarding the engagement of the Company's independent accountants and to review with management and the independent accountants the Company's financial statements, basic accounting and financial policies and practices, audit scope and competency of accounting personnel. Members of the Audit Committee are appointed annually by the Board of Directors and serve at the discretion of the Board of Directors until their successors are appointed or their earlier resignation or removal. This Committee currently consists of Messrs. W. Barton Munro and Robert Faust. The Board intends to appoint Laurence
D. King to the Audit Committee. The Audit Committee did not hold meetings during the year ended December 31, 1996.

     The Compensation Committee is responsible for reviewing and making recommendations to the Board of Directors with respect to compensation of executive officers, other compensation matters and awards under the Company's stock option plan. Members of the Compensation Committee are appointed annually by the

Board of Directors and serve at the discretion of the Board until their successors are appointed or their earlier resignation or removal. This Committee currently consists of Messrs. W. Barton Munro and William Weed. The Compensation Committee did not hold meetings during the year ended December 31, 1996.

     The Acquisition Committee's function is to evaluate potential acquisitions for the Company and make recommendations to the Board of Directors. Members of the Acquisition Committee are appointed annually by the Board of Directors and serve at the discretion of the Board until their successors are appointed or their earlier resignation or removal. This Committee currently consists of Dr. Gerald McMillan and Messrs. William Brown Glenn, Gerard Smith and Drew Congleton. The Acquisition Committee did not hold meetings during the year ended December 31, 1996.

REMUNERATION

     Directors who are not also employees of the Company receive $500 per board meeting attended and $200 per board committee meeting attended and are reimbursed for out-of-pocket expenses incurred for attendance at meetings. In addition, under the Company's stock option plan, nonemployee directors each receive an annual formula grant of nonqualified options to purchase 2,000 shares of Common Stock exercisable at the fair market value on the date of grant.

                                 PROPOSAL NO. 2

          APPROVAL OF 600,000 SHARE INCREASE TO 1996 STOCK OPTION PLAN

GENERAL

     In November 1996, the Company's Board of Directors and shareholders adopted and approved the 1996 Stock Option Plan. The 1996 Plan originally provided for the issuance of 400,000 shares of Common Stock of the Company. For a detailed description of the 1996 Plan, see "Summary of the 1996 Plan."

PROPOSAL

     In October 1997, the Board of Directors approved an amendment to the 1996 Plan to, among other things, increase the number of shares reserved for issuance thereunder by 600,000 shares (the "Increase"), for a total number of shares authorized for issuance under the 1996 Plan of 1,000,000 shares. The Increase is necessary in order to provide an effective method of recognizing employee contributions to the success of the Company. The Company also believes that its ability to grant stock options is critical to its success in attracting and retaining experienced and qualified employees. At the Annual Meeting, the shareholders are being requested to approve the Increase.

VOTE REQUIRED; RECOMMENDATION OF BOARD OF DIRECTORS

     The affirmative vote of a majority of the Votes Cast will be required to approve the Increase. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THIS PROPOSAL.

SUMMARY OF THE 1996 PLAN

     The essential features of the 1996 Plan are outlined below.

     Purpose. The purposes of the 1996 Plan are to provide additional incentives to those officers, key employees, nonemployee directors and consultants of the Company and its subsidiaries whose substantial contributions are essential to the continued growth and success of the Company's business, to strengthen their commitment to the Company and its subsidiaries, to motivate those officers, key employees, nonemployee directors and consultants to perform their assigned responsibilities faithfully and diligently, and to attract and retain competent and dedicated individuals whose efforts will result in the long-term growth and profitability of the Company.

     Administration. The 1996 Plan provides for administration by the Compensation Committee of the Board, which shall consist of two or more "outside directors." Subject to the other provisions of the 1996 Plan, the administrator has the authority to determine the employees, nonemployee directors or consultants to whom, and the time or times at which, options are granted, the number of shares to be represented by each option and the other terms and conditions of such option. The interpretation and construction of any provision of the 1996 Plan by the administrator shall be final and binding.

     Eligibility. The 1996 Plan provides that nonstatutory stock options may be granted to employees, including officers, nonemployee directors and consultants of the Company or any subsidiary of the Company. Incentive stock options may be granted only to employees, including officers and directors who are employees, of the Company or any subsidiary of the Company.

     Stock Options. The 1996 Plan permits the granting of stock options that either qualify as incentive stock options ("Incentive Stock Options" or "ISOs") under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or do not so qualify ("Nonstatutory Stock Options" or "NSOs").

     The term of each option is fixed by the administrator but may not exceed ten years from the date of grant in the case of ISOs or five years from the date of grant in the case of ISOs granted to the holder of Common Stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any subsidiary (a "10% Shareholder"). When the fair market value of shares subject to ISOs first exercisable in one calendar year is greater than $100,000, the excess options shall be treated as NSOs. For these purposes, fair market value is determined on the date of grant, and ISOs shall be taken into account in the order in which they were granted. The administrator determines the time or times each option may be exercised. Options may be made exercisable in installments, and the exercisability of options may be accelerated by the administrator. The Company reserves the right under the 1996 Plan to pay an optionee the net cash value (the fair market value less the exercise price) of the stock subject to an option at the time the Company receives a notice of exercise of the option from the optionee.

     Automatic Grant of Director Options. Each director who is neither an employee, consultant or principal shareholder of the Company shall receive annually NSOs to purchase 2,000 shares of Common Stock which shall be automatically awarded at the first meeting of the Board of Directors subsequent to each Annual Meeting of Shareholders. The option price of each such option shall be the fair market value as of the date of grant and each option shall be immediately vested and shall have a term of five years.

     Option Price. The option exercise price for each share covered by an ISO may not be less than 100% of the fair market value of a share of Common Stock on the date of grant of such option. In the case of ISOs granted to a 10% Shareholder, the option exercise price for each share covered by such option may not be less than 110% of the fair market value of a share of Common Stock on the date of grant of such option. In the case of an NSO, the per share exercise price shall be determined by the administrator. For so long as the Company's Common Stock is traded on the Nasdaq National Market, the fair market value of a share of Common Stock shall be the last sales price for such stock (or the closing bid if no sales were reported) as quoted on such system on the date of grant.

     Consideration. The consideration to be paid for shares issued upon exercise of options granted under the 1996 Plan, including the method of payment, is determined by the administrator (and, in the case of ISOs, determined at the time of grant) and may consist entirely of (1) cash, (2) check, (3) shares of Common Stock which, in the case of shares acquired upon exercise of an option, have been beneficially owned for at least six months or which were not acquired directly or indirectly from the Company, with a fair market value on the exercise date equal to the aggregate exercise price of the shares being purchased, or (4) any combination of the foregoing methods.

     Miscellaneous Provisions. Under the 1996 Plan, in the event of an optionee's termination of employment or consulting relationship for any reason other than death or total and permanent disability, an option shall terminate immediately. If an optionee retires in good standing for reasons of age (but not due to a total and permanent disability), the option will be exercisable for three months following such retirement, but only to the extent it was exercisable at the date of such retirement and to the extent that the term of the option has not expired. If an optionee's employment or consulting relationship is terminated as a result of the optionee's total and permanent disability, the option will be exercisable for twelve months following such termination, but only to the extent it was exercisable at the date of termination and to the extent that the term of the option has not expired. If an optionee's employment or consulting relationship is terminated by reason of the optionee's death, the option will be exercisable by the optionee's estate or successor for twelve months following death, but only to the extent it was exercisable at the date of death and to the extent that the term of the option has not expired.

     All options granted under the 1996 Plan are evidenced by a stock option agreement between the Company and the optionee to whom such option is granted. Options granted to persons who are subject to Section 16 of the Exchange Act are subject to any additional restrictions applicable to options granted to such persons in compliance with Rule 16b-3 of the Exchange Act.

     Nontransferability of Options. Options granted pursuant to the 1996 Plan are nontransferable by the optionee, other than by will or by the laws of descent and distribution, and may be exercised, during the lifetime of the optionee, only by the optionee.

     Adjustment Upon Changes in Capitalization. In the event any change, such as a stock split or dividend, is made in the Company's capitalization which results in an increase or decrease in the number of outstanding shares of Common Stock without receipt of consideration by the Company, an appropriate adjustment shall be made in the number of shares which have been reserved for issuance under the 1996 Plan and the price per share covered by each outstanding option.

     Change of Control. In the event of a Change in Control (as defined in the 1996 Plan), (i) all options outstanding on the date of such Change in Control shall become immediately and fully exercisable and (ii) an optionee will be permitted to surrender for cancellation within sixty (60) days after such Change in Control any option or portion of any option to the extent not yet exercised, and the optionee will be entitled to receive a cash payment in an amount equal to the excess, if any, of (x) (A) in the case of NSOs, the greater of (1) the fair market value, on the date preceding the date of surrender, of the shares subject to the option or portion thereof surrendered or (2) the adjusted fair market value (as determined pursuant to the 1996 Plan) of the shares subject to the option or portion thereof surrendered or (B) in the case of an ISO, the fair market value, at the time of surrender, of the shares subject to the option or portion thereof surrendered, over (y) the aggregate purchase price of such shares under the option; provided, however, that in the case of an option granted within six (6) months prior to the Change in Control to any optionee who may be subject to liability under Section 16(b) of the Exchange Act, such optionee shall be entitled to surrender for cancellation such optionee's option during the sixty (60) day period commencing upon the expiration of six (6) months from the date of grant of any such option.

     Liquidation, Dissolution, Merger or Consolidation. Subject to the provisions regarding a Change of Control, in the event of (i) the liquidation or dissolution of the Company or (ii) a merger or consolidation of the Company (a "Transaction"), all outstanding options shall continue in effect in accordance with their respective terms and each optionee shall be entitled to receive in respect of each share subject to any outstanding options, as the case may be, upon exercise of any option, the same number and kind of stock, securities, cash, property or other consideration that each holder of a share was otherwise entitled to receive in the Transaction in respect of a share.

     Amendment and Termination. The Board may at any time amend, alter, suspend or terminate the 1996 Plan, but such amendment, alteration, suspension or termination shall not adversely affect any stock option then outstanding under the 1996 Plan, without the written consent of the optionee. To the extent necessary and desirable to comply with applicable state and federal laws and the Code, the Company shall obtain shareholder approval of any amendment to the 1996 Plan in such a manner and to such a degree as required.

OUTSTANDING OPTIONS

     As of the Record Date, outstanding and unexercised options under the 1996 Plan totaled 518,550 shares of Common Stock, no shares of Common Stock had been issued upon exercise of stock options, and 418,450 shares remained available for grant (giving effect to the Increase being presented to the shareholders pursuant to this Proposal No. Two for approval at the Annual Meeting).

TAX INFORMATION

     Options granted under the 1996 Plan may be either Incentive Stock Options or Nonstatutory Stock Options.

     An optionee who is granted an Incentive Stock Option will not recognize income either at the time the option is granted or upon its exercise, although the exercise may subject the optionee to the alternative minimum tax. Upon a sale or exchange of the shares more than two years after the grant of the option and one year after its exercise, any gain or loss will be treated as long-term capital gain or loss. If these holding periods are not satisfied, the optionee will recognize ordinary income at the time of the sale or exchange equal to the difference between the exercise price and the lower of (i) the fair market value of the shares on the date of exercise or (ii) the sale price of the shares. A different rule of measuring ordinary income upon such a premature disposition may apply if the optionee is also an officer, director, or 10% Shareholder of the Company.

     Any gain or loss recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income will be characterized as long-term or short-term capital gain or loss, depending on the holding period. Generally, the Company will be entitled to a deduction in the same amount as the ordinary income recognized by the optionee at the time of such disposition.

     Options that do not qualify as Incentive Stock Options are referred to as Nonstatutory Stock Options. An optionee will not recognize income at the time a Nonstatutory Stock Option is granted. However, upon its exercise, the optionee will recognize ordinary income generally measured as the excess of the then fair market value of the shares over the exercise price. Any ordinary income recognized in connection with the exercise of a Nonstatutory Stock Option by an optionee who is also an employee of the Company will be subject to tax withholding by the Company. Generally, the Company will be entitled to a tax deduction in the same amount as the ordinary income recognized by the optionee upon exercise of a Nonstatutory Stock Option.

     Upon resale of the shares by the optionee, any difference between the sale price and the optionee's purchase price, to the extent not recognized as ordinary income as described above, will be treated as long-term or short-term capital gain or loss, depending on the holding period.

     THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF FEDERAL INCOME TAXATION UPON THE OPTIONEE AND THE COMPANY WITH RESPECT TO THE GRANT AND EXERCISE OF OPTIONS UNDER THE 1996 PLAN. IT DOES NOT PURPORT TO BE COMPLETE, AND IT DOES NOT DISCUSS THE TAX CONSEQUENCES OF THE OPTIONEE'S DEATH OR THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH THE OPTIONEE MAY RESIDE.

                                 PROPOSAL NO. 3

               RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

     The firm of KPMG Peat Marwick LLP served as independent auditors for the Company for the year ended December 31, 1996. The Board of Directors has selected that firm to continue in this capacity for the current fiscal year. The Company is asking the shareholders to ratify the selection by the Board of Directors of KPMG Peat Marwick LLP, as independent auditors, to audit the accounts and records of the Company for the year ending December 31, 1997, and to perform other appropriate services. A representative of KPMG Peat Marwick LLP is expected to be present at the Annual Meeting to respond to shareholders' questions, and if he or she so desires, will be given an opportunity to make a brief statement.

VOTE REQUIRED; RECOMMENDATION OF BOARD OF DIRECTORS

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF THE RATIFICATION OF THE SELECTION OF KPMG PEAT MARWICK LLP. The affirmative vote of a majority of the Votes Cast will be required to ratify the selection of KPMG Peat Marwick LLP. In the event that a majority of the Votes Cast does not vote for the ratification, the Board of Directors will reconsider such selection. Under all circumstances, the Board of Directors retains the corporate authority to change its independent auditors at a later date.

                               OTHER INFORMATION

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information, as of October 31, 1997, with respect to the beneficial ownership of Common Stock by each nominee for director, each executive officer included in the Summary Compensation Table, the directors and executive officers as a group and each shareholder known to management to own beneficially more than 5% of the Common Stock. Unless otherwise noted, and except as set forth in the Voting Agreement, the persons listed below have sole voting and investment power with respect to such shares.

                                                                    SHARES OF
                                                                   COMMON STOCK
                                                                BENEFICIALLY OWNED
                    NAME AND ADDRESS OF                       ----------------------
                    BENEFICIAL OWNER(1)                        NUMBER        PERCENT
                    -------------------                       ---------      -------
Gerald McMillan (2)(4)......................................  2,554,794       41.5%
Gerard Smith (3)(4).........................................    664,869       10.8%
Drew Congleton (5)..........................................    371,429        6.0%
Mark McMillan (6)...........................................    289,286        4.7%
William Brown Glenn, Jr. (7)................................      8,360          *
W. Barton Munro (7).........................................      3,000          *
William Weed (7)............................................      2,000          *
Laurence D. King(8).........................................      5,541          *%
All directors and executive officers as a group (8
  persons)(9)...............................................  3,899,279       63.3%

---------------

  *  Less than 1%

(1) The address for Gerald McMillan and Gerard Smith is 9244 Markville Drive, Dallas, Texas 75243-4404. The address for Drew Congleton is 216 Sarasota Circle South, Montgomery, Texas 77356.

(2) Includes 290,880 shares of Common Stock held by a trust for the benefit of Gerald McMillan's three minor children, as to which Gerald McMillan disclaims beneficial ownership.

(3) Includes 24,933 shares of Common Stock held by the Ashleigh Lynch Smith 1996 Irrevocable Trust for which Mr. Smith is trustee and 24,933 shares of Common Stock held by the Alyssa Kay Smith 1996 Irrevocable Trust for which Mr. Smith is trustee. Mr. Smith disclaims beneficial ownership of all shares held by such trusts.

(4) The Employment Agreement between the Company, Mr. Smith and Gerald McMillan dated October 15, 1996 (the "Smith Employment Agreement") gives Gerald McMillan and/or the Company the right to purchase varying amounts of the shares of Common Stock beneficially owned by Mr. Smith upon the termination of Mr. Smith's employment with the Company during the three-year term of the Smith Employment Agreement.

(5) Represents shares held by The Congleton Family Limited Partnership, of which Mr. Congleton is a general partner.

(6) All of the shares of Common Stock are held of record by Carter Creek Investments, Ltd., a Texas limited partnership, the general partner of which is River Forest Investments, Inc., a Texas corporation wholly-owned by Mark McMillan.

(7) Includes 2,000 shares issuable upon exercise of vested options or options that vest within 60 days of the Record Date.

(8) All of the shares shown as beneficially owned by Mr. King are held of record by KGA Consulting L.L.C., a limited liability company of which Mr. King is a member.

(9) Includes 6,000 shares issuable upon exercise of vested options or options that vest within 60 days of the Record Date.

EXECUTIVE OFFICERS OF THE COMPANY

     Set forth below is information regarding the executive officers of the Company, and their respective ages and positions as of October 31, 1997:

                 NAME                    AGE                     POSITION
                 ----                    ---                     --------
Gerald McMillan, Ph.D..................  46    Chairman of the Board
Gerard Smith...........................  55    President and Chief Executive Officer of the
                                                 Company
William Brown Glenn, Jr................  43    Chief Financial Officer and Secretary

     Gerald McMillan, Ph.D., has been Chairman of the Board of Directors of ErgoBilt since its inception in June 1995, and was President from inception to August 1996. He served as Director of Marketing of BodyBilt from January 1993 to July 1994 and served as a consultant to BodyBilt from August 1994 until the inception of ErgoBilt. He also served as a consultant to BodyBilt during 1991 and 1992. Dr. McMillan taught economics at the University of Dallas Graduate School of Management. He holds a Ph.D., an M.S. and a B.S. in economics from Texas A&M University. Dr. McMillan is the brother of Mark McMillan, a consultant, director and a principal shareholder of the Company.

     Gerard Smith has served as President and Chief Executive Officer of the Company and a director of ErgoBilt since August 1996. In August 1994, Mr. Smith formed Smith & Associates, a marketing consulting firm, where he served as President from 1994 to 1996. He also served as Chief Executive Officer of WTA TOUR Players Association, the organization responsible for managing the worldwide women's professional tennis tour, from 1989 to 1994. Mr. Smith previously served as Publisher and Vice Chairman of Newsweek from 1984 to 1989. Mr. Smith was Managing Director of the Los Angeles office of Ogilvy & Mather Advertising from 1978 to 1984. He holds a B.A. in psychology from Seton Hall University.

     William Brown Glenn, Jr. has served as a director of the Company since February 1997 and as Chief Financial Officer since August 1997. Mr. Glenn is principally engaged in private investments. Since 1994, Mr. Glenn has been the Chief Executive Officer of Air Age Services, Inc., a privately-held commercial aircraft maintenance and modification facility. Mr. Glenn was a Senior Vice President of Eastbridge Capital Inc./Eastbridge Asset Management from 1988 to 1994. Eastbridge is a primary dealer to the Federal Reserve and also provides hedge fund management, proprietary trading and investment banking services. Mr. Glenn also has held capital markets and corporate finance positions with Merrill Lynch and Smith Barney, Harris Upham, Co. He holds a B.A. in Business Administration from the University of North Carolina.

REPORT OF THE COMPENSATION COMMITTEE

                         COMPENSATION COMMITTEE REPORT

     The Compensation Committee of the Board of Directors was established at the end of 1996 and did not meet during fiscal 1996. Prior to 1997, the compensation of the officers of the Company was determined by the Board. The primary components of the Company's compensation package are salary, bonuses and, since February 1997, stock options. No stock options were granted in 1996.

SALARY

     The base salary for each executive officer is based upon his or her scope of responsibility, level of experience and individual performance. The salary range for each position is reviewed in light of current market conditions for like-situated executives and general business and economic conditions in the Dallas and Austin, Texas areas. None of the factors considered by the Company are assigned a specific weight. The Company believes that its salaries are competitive with the marketplace.

BONUSES

     The Company pays bonuses to its executive officers based on the accomplishment of specific individual performance objectives by the executive officers. In 1996, the Board reviewed the performance of each executive officer at the end of the year to determine the level of bonus to be paid, if any, to each executive officer. No bonuses were paid to the executive officers of the Company in 1996.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

     Gerard Smith has been President and Chief Executive Officer since August 1996. At such time, he entered into an employment agreement with the Company, pursuant to which he is entitled to an annual base salary of $125,000 and is eligible to participate in all of the Company's incentive plans, including the 1996 Plan. Mr. Smith received $100,000 in compensation in 1996, of which $77,500 related to a consulting agreement between Mr. Smith and the Company that expired upon the Company's initial public offering in February 1997.

                             Compensation Committee

                                W. Barton Munro
                                  William Weed

     Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Exchange Act, which might incorporate future filings made by the Company under those statutes, the preceding Compensation Committee Report is not to be incorporated by reference into any of those previous filings; nor is such report to be incorporated by reference into any future filings which the Company may make under those statutes.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The members of the Compensation Committee are Mr. Munro and Mr. Weed. Neither Mr. Munro nor Mr. Weed was at any time during the year ended December 31, 1996 or at any other time an officer or employee of the Company. No executive officer of the Company serves as a member of the board of directors or compensation committee of any entity which has one or more executive officers serving as a member of the Company's Board of Directors or Compensation Committee.

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

                           SUMMARY COMPENSATION TABLE

     The following table sets forth the compensation paid by the Company to certain of its executive officers for services rendered to the Company in all capacities during each of the last two fiscal years.

                                                                   ANNUAL COMPENSATION
                                                         ----------------------------------------
              NAME AND PRINCIPAL                                                   OTHER ANNUAL
                   POSITION                      YEAR    SALARY($)    BONUS($)    COMPENSATION(1)
              ------------------                 ----    ---------    --------    ---------------
Gerald McMillan................................  1995       72,377        --             --
  Chairman of the Board                          1996       86,852        --             --
Gerard Smith...................................  1996      100,000(2)     --             --
  President and Chief Executive Officer
  and Director

---------------

(1) Certain of the Company's executive officers receive personal benefits in addition to salary and bonuses. The aggregate amount of such personal benefits, however, does not exceed the lesser of $50,000 or 10% of the total annual salary and bonus reported for any of the named executive officers.

(2) Includes $77,500 for services rendered pursuant to a consulting services agreement entered into with the Company in July of 1996. This agreement terminated in February 1997 upon the closing of the Company's initial public offering of common stock.

     Companies owned by Gerald McMillan received payments from BodyBilt during 1996. See "Certain Relationships and Related Transactions."

OPTION GRANTS

     No options were granted to any of the Company's executive officers during the year ended December 31, 1996, nor were there any options outstanding as of December 31, 1996.

EMPLOYMENT CONTRACTS AND CHANGE OF CONTROL ARRANGEMENTS

     Gerald McMillan. The Company entered into an Executive Employment Agreement with Gerald McMillan dated October 1, 1996 (the "McMillan Employment Agreement"), pursuant to which Dr. McMillan agreed to serve as Chairman of the Board of Directors of the Company for a term commencing as of October 1, 1996, and continuing for three years from February 5, 1997. Prior to 1998, Dr. McMillan received $1 of annual compensation under this agreement. In 1996, Dr. McMillan also received no bonuses or stock options. Beginning in 1998, Dr. McMillan is eligible to receive an annual base salary of $150,000, to participate in all Company bonus/incentive programs and stock option plans and to receive benefits under all other Company employee benefit plans. The McMillan Employment Agreement contains a non-competition covenant for the term of his employment and for a period of two years thereafter.

     Gerard Smith. ErgoBilt entered into the Smith Employment Agreement with Gerard Smith, pursuant to which Mr. Smith agreed to serve as a director and President and Chief Executive Officer of the Company, for a term commencing as of August 15, 1996, and continuing for three years after January 31, 1997. Mr. Smith is entitled to receive an annual base salary of $125,000 and is eligible to participate in all Company bonus/ incentive programs and stock option plans and to receive benefits under all other Company employee benefit plans. The Smith Employment Agreement also sets forth certain terms under which Mr. Smith is granted registration rights for shares of Common Stock owned by him. Pursuant to the terms of the Smith Employment Agreement, upon Mr. Smith's voluntary termination of employment with the Company, Gerald McMillan has the right to purchase varying amounts of Mr. Smith's shares of Common Stock based upon Mr. Smith's length of service, less that number of shares having a value equal to $5,000,000. Upon the termination of Mr. Smith's employment with the Company for due cause or the breach of the Smith Employment Agreement by the Company, Dr. McMillan has the right to purchase varying amounts of Mr. Smith's shares of Common Stock, less that number of shares having a value equal to $5,000,000 plus 50% of the appreciated value of the shares over the price to the public of such shares in the Company's initial public offering ($7.00). Upon the occurrence of any triggering event, if Dr. McMillan does not purchase all of the shares he is entitled to purchase, any unpurchased shares may be redeemed by the Company. Mr. Smith has also agreed to a non-competition covenant with ErgoBilt during the term of his employment and for a period of two years thereafter.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     During 1996, payments of $309,510 were made by BodyBilt to companies owned by Dr. Gerald McMillan, the Chairman of the Board and a principal shareholder of the Company, including the Company, for promotional literature and marketing development. Additionally, in 1996, goods and services were sold by BodyBilt to ErgoBilt for $76,555 in cash and services.

     Payment in February 1997 for $229,350 from the net proceeds of the Company's initial public offering was used to pay certain obligations to Agrivest, Inc., a corporation owned by Mark McMillan ("Agrivest"), for consulting services related to the merger of BodyBilt with the Company. During 1996, BodyBilt also paid Agrivest $103,300 for management services and $5,000 for equipment rental. Additionally, BodyBilt purchased vehicles from Agrivest for $6,133 in 1996.

     In January 1996, BodyBilt entered into a revised Business Management Contract with Agrivest, pursuant to which Agrivest provided accounting and other administrative services. Agrivest received $5,000 a month for bookkeeping and general administrative services and $150 an hour for chief executive officer and chief financial officer services. During the year ended December 31, 1996, BodyBilt paid Agrivest an aggregate of $60,000 pursuant to this contract. This contract was terminated in February of 1997.

     During 1996, BodyBilt purchased $47,901 of furniture and fixtures and building and leasehold improvements from Genemco, Inc., a corporation owned by Mark McMillan.

     All of BodyBilt's loans from The First National Bank of Bryan were guaranteed by Mark McMillan. The total amount of these loans was approximately $2.0 million at December 31, 1996. All amounts owed to The First National Bank of Bryan were paid in 1997 and Mr. McMillan's guarantee was released. Mr. McMillan also guaranteed the Company's obligations to Leggett & Platt, Inc.

     In February 1997, the Company purchased 17,857 shares of common stock from Mark McMillan at a purchase price of $6.30 per share, which the Company delivered to the holder of the convertible note upon conversion.

     In October 1996, the Company entered into a Consulting Services Agreement with Mark McMillan, who became a director and a principal shareholder of the Company, for a two-year term commencing in February 1997. Mr. McMillan will serve as a consultant to the Company with respect to the Company's operations, particularly during the transition period. Mr. McMillan was compensated at the rate of $150 per hour. Mr. McMillan will be eligible to participate in all Company bonus/incentive programs and stock option plans and to receive benefits under all other Company employee benefit plans. The Consulting Services Agreement includes a non-competition covenant by Mr. McMillan during the term of the agreement and for three years thereafter.

     In connection with the execution and delivery of a consulting agreement between Mr. Smith and the Company, Gerald McMillan, Chairman of the Board of Directors of the Company, sold and transferred 664,868 shares of Common Stock to Mr. Smith in exchange for $31,040 in the form of a promissory note bearing interest at 7.5%. Principal and interest accrued are payable on June 27, 1999. Mr. Smith's payment obligation was secured by a pledge of the transferred shares. This debt has been paid. The Smith Employment Agreement gives Dr. McMillan and/or the Company the right to purchase varying amounts of such shares upon the termination of Mr. Smith's employment with the Company, based upon his length of service.

     In 1996 and 1997, King Griffin and Adamson P.C., a firm in which Laurence King is a shareholder, performed accounting and financial accounting services for the Company. The Company paid such firm $65,415 and $40,832 in fees for 1996 and 1997, respectively.

     The foregoing transactions were among affiliated parties and necessarily involved conflicts of interest. The Company believes that these transactions were on no less favorable terms than were reasonably available from unaffiliated third parties.

     Although the Company has no present intention to do so, it may in the future enter into other transactions incident to its business with its directors, officers, shareholders and other affiliates. The Company's policy is that any transaction in the future with an affiliated entity, executive officer or director will be subject to review and approval by a majority of the Company's directors who have no interest in the transaction and will be on no less favorable terms than the Company could obtain from unaffiliated parties.

                                 OTHER BUSINESS

     The Board of Directors is not aware of any other matter which may be presented for action at the Annual Meeting other than the matters set forth in this Proxy Statement. Should any other matter requiring a vote of the shareholders arise, it is intended that the persons named as proxy holders on the enclosed proxy card will vote the shares represented thereby in accordance with their best judgment in the interest of the Company. Discretionary authority with respect to such other matters is granted by the execution of the enclosed proxy.

                                            By Order of the Board of Directors

                                            WILLIAM BROWN GLENN, JR.
                                            Secretary

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                                 ERGOBILT, INC.
                      1997 ANNUAL MEETING OF SHAREHOLDERS

         The undersigned shareholder of ErgoBilt, Inc., a Texas corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement, each dated December 1, 1997, and hereby appoints Gerard Smith and William Brown Glenn, Jr., and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 1997 Annual Meeting of Shareholders of ErgoBilt, Inc. to be held on December 19, 1997 at 10:00 a.m., at the offices of ErgoBilt, Inc. at 9244 Markville Drive, Dallas, Texas 75243-4404 and at any adjournments thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below.

         THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS INDICATED, WILL BE VOTED "FOR" THE ELECTION OF DIRECTORS NAMED HEREIN, "FOR" EACH PROPOSAL LISTED, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING. EITHER OF SUCH ATTORNEYS OR SUBSTITUTES SHALL HAVE AND MAY EXERCISE ALL OF THE POWERS OF SAID ATTORNEYS-IN-FACT HEREUNDER.

                     CONTINUED AND TO BE SIGNED ON REVERSE SIDE
-------------------------------------------------------------------------------
                              FOLD AND DETACH HERE

                                                             Please mark
                                                             your votes as  [X]
                                                             indicated in
                                                             this example

1.  ELECTION OF DIRECTORS:               NOMINEES:  Gerald McMillan, Gerard Smith,      2.  Proposal to amend the 1996 Stock Option
                                         William Brown Glenn, Jr., Drew Congleton,          Plan to increase the authorized number
    FOR all             WITHHOLD         Lawrence D. King, Mark McMillan, W. Barton         of shares for issuance thereunder from
nominees listed        AUTHORITY         Munro and William Weed                             400,000 to 1,000,000.
  to the right      to vote for all
(except as marked   nominees listed      --------------------------------------------           FOR         AGAINST       ABSTAIN
to the contrary)      to the right       (INSTRUCTION:  To withhold authority to                [ ]           [ ]           [ ]
      [  ]                [  ]           vote for any individual nominee, write their
                                         name on the space provided above.)

3.  Proposal to ratify the appointment of KPMG Peat               and upon such other matters which may properly come before the
    Marwick LLP as the independent auditors of the Company        meeting and any adjournment(s) thereof.
    for the fiscal year ended December 31, 1997.

            FOR        AGAINST       ABSTAIN
            [ ]          [ ]           [ ]                        MARK HERE FOR ADDRESS CHANGE AND NOTE LEFT [ ]


                                                                           (This Proxy should be dated, signed by the shareholder(s)
                                                                           exactly as his or her name appears hereon, and returned
                                                                           promptly in the enclosed envelope.  Persons signing in
                                                                           a fiduciary capacity should so indicate.  If shares are
                                                                           held by joint tenants or as community property, both
                                                                           should sign.)

                                                                           Dated                                              , 1997
                                                                                 ---------------------------------------------


                                                                           --------------------------------------------------------
                                                                           Signature

                                                                           --------------------------------------------------------
                                                                           Signature



--------------------------------------------------------------------------------
                           --FOLD AND DETACH HERE--